UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 City West Blvd Suite 150-138 Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2026, XCF Global, Inc. (the “Company”), terminated the employment of William Dale, Chief Financial Officer (“CFO”). The Company and Board of Directors thank Mr. Dale for his leadership and service as Interim CFO, and for his contributions in helping to position XCF for its next phase of growth.

On April 9, 2026, Pamela Abowd, the Company’s Chief Accounting Officer (“CAO”), tendered her resignation, effective as of April 30, 2026. The Company and Board of Directors thank Ms. Abowd for her leadership and service as CAO, and for her contributions in helping to position XCF for its next phase of growth. Mr. Schnitzer will assume the CAO responsibilities upon Ms. Abowd’s departure.

On April 10, 2026, pursuant to an agreement with ZRG Interim Solutions (“ZRG”), dated December 29, 2025 (the “Services Agreement”), the Company appointed Harvey Schnitzer as its Chief Financial Officer, effective April 13, 2026. Under the terms of the Services Agreement, the Company shall pay ZRG an amount equal to $12,500 per week.

Mr. Schnitzer, age 67, is a seasoned financial and operational executive with extensive experience leading global organizations through growth, integration, restructuring, and strategic transformation. His background includes more than three decades serving as Chief Financial Officer, Chief Operations Officer, and Board Member across public, private, and private-equity–backed companies. From July 2023 to July 2025, Mr. Schnitzer served as Chief Financial Officer for Farouk Systems, Inc., where he provided strategic and financial leadership to the Chairman of the Board and oversaw finance, accounting, FP&A, credit & collections, legal, commercial insurance, and led the implementation of an ERP upgrade and a new e-commerce platform. During his tenure, he negotiated contracts and royalty agreements generating meaningful incremental profit, reduced expenses, and implemented operational and inventory initiatives that significantly improved profitability and customer service. From June 2020 to June 2023, Mr. Schnitzer provided consulting services to a variety of clients. Mr. Schnitzer is a licensed Maryland Certified Public Accountant and holds a Master of Business Administration from Loyola College, as well as a bachelor’s degree in accounting.

Except as set forth above, there are no arrangements or understandings between Mr. Schnitzer and any other persons pursuant to which he was selected as an officer. Mr. Schnitzer does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2026

XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer